[EXHIBIT 10.1.10]

                      SHORT FORM ASSIGNMENT

For good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the mutual covenants and agreements herein set forth, the undersigned, Aryan Couple International BVI ("Assignor"), hereby assigns and transfers to Celebration International Pictures Limited (BVI) ("Assignee"), and its representatives, successors, and assigns, all of Assignor's right, title, and interest in and to the motion picture presently entitled "Aryan Couple" (the "Picture"), including, without limitation, all copyrights and all rights of copyright in and to the Picture and all of Assignor's rights in and to any and all agreements, assignments, licenses and other instruments and documents of whatever kind and nature, including without limitation, the agreements referred to in Schedule A attached hereto and any and all other distribution agreements in all media throughout the world heretofore or hereafter made or executed which transfer rights in or to the Picture.

Assignor warrants and represents that (a) Assignor has all right and authority to make this assignment and to grant to Assignee all of the rights in and to the Picture and the contracts granted herein; (b) Assignor has not heretofore granted, transferred, encumbered, assigned, or other disposed of, in any manner whatsoever any right, title or interest acquired by it in relation to the Picture; (c) there is not now outstanding, any litigation or claims or threats of claims or sums due which affect or are concerned with, or in any way touch upon any of the rights, licenses, privileges, and property assigned to Assignor hereunder; and (d) Assignor has duly performed all of its obligations to be performed prior to the date of this assignment with respect to the subject of the contracts, including but not limited to all payment obligations occurring prior to the date hereof.

Assignor will indemnify Assignee and save and hold Assignee harmless of and from any and all claims, demands, actions, and liabilities of every kind and character whatsoever, including reasonable attorneys' fees, arising out of any breach or violation of the aforesaid representations and warranties by Assignor.

Assignor agrees to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all further documents which may be necessary or expedient to effectuate the purposes of this Assignment. In the event Assignor fails to execute and deliver such other documents and instruments promptly upon demand thereof from Assignee, Assignee is hereby authorized and appointed attorney-in-fact of and for Assignor to make, execute and deliver any and all such other documents and instruments. Assignor hereby assigns and delegates such power to Assignee. Assignor wishes to be released and discharged from Agreements assigned hereunder as from the date of this agreement (the "Effective Date") and the parties below have agreed to release and discharge Assignor from Effective Date on condition that the Assignee undertakes to perform the Agreements and to be bound by the terms of the Agreements in place of the Assignor. The Assignee hereby assumes and undertakes to perform such obligations.

Assignee hereby expressly acknowledges that certain agreement between Wigram, Inc. and Red Giants Productions, Inc., dated January 21' 2004, entitled "Motion Picture Financing and Production Services Agreement." Assignee hereby expressly assumes any and all duties and obligations of Red Giants Productions, Inc. to Wigram, Inc. under that agreement. A copy of said agreement is attached hereto as part (1) of Exhibit A, and incorporated herein by this reference.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees and licensees of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have duly executed this short form assignment as of August 23, 2004.

Celebration International Pictures Limited ("BVI")("Assignee"),

By:/S/
   --------------------------------
Its:     President
    -------------------------------



Aryan Couple International BVI (Assignor)

/s/
-----------------------------------


The following parties agree to this assignment and the assumption by Assignee of all obligations under the agreements assigned.

MAIRIS FILM LTD. SP ZOO


By: /s/
   --------------------------------
Its:
    -------------------------------

Wigram

By: /s/
   --------------------------------
Its:
    -------------------------------

EXHIBIT A



Assigned Agreements

1. Motion Picture Financing and Production Services Agreement between Wigram, Inc. and Red Giant Productions, Inc., dated
January 21 I 2004.

2.  Assignment Agreement between Red Giants Productions, Inc. and
Aryan Couple International Limited, dated April 2004.

   MOTION PICTURE FINANCING AND PRODUCTION SERVICES AGREEMENT


THIS MOTION PICTURE FINANCING AND PRODUCTION AGREEMENT (the " Agreement") is made as of January 21, 2004, by and between WIGRAM INC. ("Financier"), with offices at Akara Bldg., 24 De Castro Street. Wickharns Cay I, Road Town, Tortola, British Virgin Islands; RED GIANTS PRODUCTIONS, INC. ("Production Company"), with offices at 5670 Wilshire Boulevard, Suite 1690, Los Angeles, CA 90036, United State of America ("Guarantor").

WHEREBY IT IS AGREED:
--------------------

1. THE FILM a. The Film. Subject to the Financier providing $5m
   --------
hereunder in accordance with the terms of this Agreement, the Production Company hereby agrees and undertakes to produce at a cost not exceeding US $5m within eight (8) months (pre-production, 12 weeks; production, 8 weeks; post- production, 12 weeks) after the date hereof a full-length independent motion film tentatively entitled "The Aryan Couple" (the "Film") starring Martin Landau, and to be produced in Russia and such other locations as Financier and Production Company shall agree.
b. Specification. The Film, when completed and delivered by Production Company shall: (i) be on 35mrn stock with synchronized sound in separate delivery materials, items and elements as provided for in this Agreement at paragraph 8 below; (ii) be of first-class technical quality, and the negative, sound track and other material of the Film shall be of suitable quality and condition so that first -class theatrical quality release prints and first-class copies of media whether now know or hereafter devised including but not limited to theatrical, television and home video and digital devices (video cassettes, video discs, etc.) throughout the world can be made there from; (iii) be originally recorded primarily in the English language and in Russian (but capable of being dubbed into other languages without overlaying the English sound track); (iv) be photographed in color using 35mrn format; (v) shall be produced in accordance with the approved shooting schedule (the " Approved Shooting Schedule") presented by Production Company to Financier and appended wherewith at SCHEUDLE A; (vi) shall conform with the approved screenplay entitled 'The Aryan Couple" ("the Screenplay") written by John Daly and Kendrew Lascelles and contain all other elements agreed to by the parties; and (vii) shall be no less than 90 minutes and no more than 120 minutes long including main and end titles.

2. PRODUCTION SERVICES. Subject to the terms and conditions
   -------------------
hereof, Production Company shall provide or cause to be provided in a timely manner, and for the avoidance of doubt in this Agreement time is of the essence, all services of whatsoever nature which are required for the production of the Film (the "Production Services") unless the parties mutually otherwise agree in writing and all agreements relating to the same shall be executed in the name of the Production Company including without limitation: (i) furnishing or procuring studio and location facilities and services for the Film including, without limitation, production, filming, location and generally all other permits, licenses, consents, and permission required in connection with the pre-production and production of the film;
(iii) engaging persons rendering services for the Film, including, without limitation, actors, and crew as approved in accordance with paragraphs 3(a) and 3(b) below; (iv) providing use of, access to and the services of Production Company's existing infrastructure, discounts, rebates, allowances, office space, facilities, equipment and personnel in connection with the rendition of the Production Services; (v) obtaining production insurance and oversee and assist in obtaining Standard Errors and Omission Insurance for the Film. The Financier should be named the E&O insurance and should have approval of all production insurance policies; (vi) "hot" costs reports, weekly "cost reporting" in a form of written reports produced by the Production Company to the Financier; and (vii) all accounting services for the Production and corporate accounting for Production Company.

3. PRODUCTION AND BUSINESS MATTERS. All of Production Company's
   -------------------------------
Production Services shall be performed in accordance with the requirements of Financier and the rendition of Production
---" Services shall be subject to the supervision of Financier in accordance with the foregoing:

     a. Approval of Agreements. The Production Company and Financier
        ----------------------
shall have the mutual right to approve all of the terms and conditions of all material agreements to be entered into with any person(s), firm(s), corporation(s), or other entity(ies) providing services, materials, and/or rights which shall include all assignment of rights including copyright and rental and lending rights if applicable and all moral rights waivers with respect to its portion or elements of the Film.

     b. Approval of Personnel. Production Company shall have the right
        ---------------------
to approve and Financier has the right of good faith consultation in the engagement and/or employment of line producer, production manager and all other crew, any other persons rendering services in respect of the Film and their terms of such engagement and employment.

     c. Casting. Production Company shall have the right to approve
        -------
and the Financier the right of good faith consultation in regard to Cast, the Director and the Director of Photography. The terms and conditions of all of the engagements with all production personnel must conform amongst other tings to the Approved
Budget.

     d. Editing Rights. Production Company shall control all editing
        --------------
in accordance with the Approved Budget in good faith consultation with Financier.

     e. Audit Rights. Financier shall have the right to have a
        ------------
representative on the set throughout production. Production Company shall provide accurate and complete weekly "cost" reports to Financier's on the set representative and weekly accurate and complete cost reports to Financier. Financier shall have the right to examine the books and records of Production Company in respect of the production of the Film at any time commencing as of the date of this Agreement and continuing for the period ending ten (10) years after the deliver of the Film and/or its elements for distribution. Such examination shall be made during reasonable business hours, at the regular place of business of Production Company, and shall be conducted on Financier's behalf and at Production Company's expense, by Financier's Designee. Production Company shall notify Financier immediately of the budget effect of any request made by Financier to assure that such request shall not cause any increase in the cost of the Film.

4. BUDGET
   ------

     a. Subject to the Production Company complying with the terms hereof, the Financier will provide $5M (the " Approved Budget") appended herewith at SCHEDULE B in accordance with the approved cash flow (the " Approved Cash Flow") appended herewith at SCHEDULE C to be placed in a separate Production Company's bank account in the following installments upon the following conditions:

Within 7 days of signing or July 15, 2004 which ever is earlier upon presenting to and approval by the Financier of:

  i.   List of pre-arranged costs and expenses (budget estimate)
       $500,000

  ii.  Pay Schedule.

On or before September 15, 2004 upon presenting to and approval by the Financier of:

  i.   List of pre-arranged costs and expenses (budget estimate)
       $500,000

  ii.  Pay schedule.

Equally, weekly during the eight (8) weeks of principal photography $3,000,000 paid in installments of $375,000 per week. Prior to first installment the Production Company shall produce to the Financier the Schedule provided for in the Clause I, b(v) of this Agreement. Each installment shall be paid by Financier upon presenting to and approval by the Financier of:

  i.   List of pre-arranged costs and expenses (budget estimate)
       $3,000,000

  ii.  Pay schedule

On the last day of principal photography upon presenting to and approval by the Financier of:

  i.   List of Pre-arranged costs and expenses (budget estimate)
       $500,000

  ii.  Pay Schedule

On or before December 15, 2004 upon presenting to and approval by the Financier of:

  i.   List of pre-arranged costs and expenses (budget estimate)
       $500,000

  ii.  Pay Schedule.

Each time the financing is requested, the Production Company undertakes, warrants and represents to provide the Financier with a Report (Sum-total) of all the costs and expenses which have already been incurred and paid for by the date such further financing is requested. In case the Financier agrees in writing to personally meet any costs and expenses as mutually agreed between the Financier and the Production Company, such costs and expense will be excluded by the Financier from the amounts to be paid pursuant to the above agreed schedule of financing.

     a.


     b. The production Company undertakes that in the event that the costs and expenses of the production of the Film are below $5m, the Production Company shall return any surplus monies or underages to the Financier.

     c. The Production Company undertakes that in the event that the costs of the Film exceed $5m, the Production Company will solely and personally meet all costs and expenses itself and not seek any contribution from the Financier, provided always that if the Financier requests a change to the Film and agrees in writing to any cost increase associated therewith the Financier shall be obligated to provide the additional funds required for the change the Financier requested. All costs and expenses above 5m incurred by the Production Company will be recouped by the Production
Company from the Production Company's 50% share of Net Receipts.

     d. In the event that (a) the Film is not produced by a date eight
(8) months after the date hereof or, as ex1ended in the event of "Force Majeure" events (as commonly understood in the film and television industry) outside of the Production Company's control delaying the completion of the Film, the expiry of such extension as is reasonable in the light of such for Majeure circumstances, then the Financier shall be entitled to require Production
Company to complete the Film by a date to be determined in its sole discretion by the Financier and if the Production 'Company refuses or is unable to do so, then the Financier shall in its sole discretion require the Production Company to repay to the Financier all monies (+LIBOR at a rate to be determined in its sole discretion by the Financier) to be paid by or on its behalf to the Financier in accordance with the Approved Budget and in such instance Production Company shall own all rights and cop)Tight in and to the Picture without further obligation to or ownership by the Financier.

     e. Budget shall include a capped fee to Production Company of $750,000 U.S. which \\ill include all fees to producers, co-producers, rights and screenplay acquisition costs, reimbursement of previous expenses including all John Daly's costs and living expenses, airfares, travel car, secretary and office expense in developing the Film.

5. OWNERSHIP OF THE FILM.
   ---------------------

     a. Worldwide Copyright and all other right title and interest in
        -------------------
the Film in all media whether now known or hereafter devised by which the Film is produced by the Production Company and its constituent parts (and in whatever language version), including clips, stills, music, sound track, script and all underlying rights relating thereto including but not limited to the Screenplay and all rights assigned by production personnel for the Film and the sole and excusive distribution exhibition performance and reproduction rights, shall be jointly owned in equal shares by the Financier and the Production Company in perpetuity .The Production Company shall ensure that all intellectual property rights and all other right title and interest in the Film that exist or arise in respect of the Film shall be automatically assigned and/or vested in the Financier so that the Financier will have unfettered and royalty free ownership of the Film and all rights in the Film as set out above in perpetuity.

     b. The Financier will have unfettered and royalty free perpetual
        -------------
right to make remakes, sequels, prequels and grant merchandising rights, apply for license trademark rights, subject to (i) paying
50% of the royalties received by the Financier (net of any costs incurred in respect thereof) to the Production Company; (ii) during the period of 5 years from the date of first public showing the Production Company shall be responsible for arranging for the distribution of the Film but without charging any fee therefore with receipts distributed in accordance with Clause 10 hereof. In the event Production Company actually license the Picture to a territory, Production Company shall be entitled to a reasonable distribution fee to be negotiated in good faith. The physical materials should also be owned jointly by the parties in equal shares in perpetuity subject to a lab access letter to the Production Company.

6. COPYRIGHT. CREDITS AND OTHER NOTICES.
   ------------------------------------

     a. Production Company shall cause the main or end titles of the
        ------------------
negative and print materials of the Film to contain an appropriate copyright notice, complying with all United States statutory, Beme Convention and Universal Copyright Convention requirements, and such other notices as are reasonably required by Financier. The Copyright notice shall be in the name of Production Company and the Financier as copyright proprietor unless Financier timely instructs Production Company in writing to cause such negative and print materials to contain a copyright notice in any other name(s).

     b. Production Company warrants and represents that it owns, ahs
        ------------------
and holds title to the copyright of the Screenplay and all underlying rights making up the Film.

     c. Financier will have the right to designate the individual or
        ---------
entity to receive a presentation credit. This presentation credit will be on a single card before the title of the film and it shall be equal in all respects including but not limited to size and duration to the presentation credit given to Production
Company or its designee. Such credit shall appear on the title and on the screen, but also in all paid ads and advertising and in the billing block under control of Production Company where a Production Company's credit appears.

7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
   ------------------------------------------

     a. Each party has the full right, power and authority to enter into, and to perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each party, this Agreement constitutes each party's valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by applicable law, and neither party is a party to any contract or other arrangement of any nature which will materially interfere with its full, due and complete performance of this Agreement.

     b. Production Company warrants, represents and covenants that the
        ------------------
elements it controls and owns, will not, to the best of its knowledge, including that which Production Company should have known in the exercise of reasonable prudence, violate or infringe upon the rights of any third party of any nature of kind including but not limited to intellectual property rights, defamation, confidence and privacy and shall not expose the Financier to civil or criminal liability; and Production Company and Financier separately will quietly and peacefully enjoy and possess each and all the rights, license, and privileges to distribute and exploit the Film throughout the world in perpetuity.

     c. Production Company represents, warrants and covenants that it
        ------------------
has the full right and authority to produce the Film and as such, owns, controls and/or has or will otherwise acquire any and all rights necessary to produce the Film including, without limitation, any and all rights in and to the Screenplay and all underlying rights making up the Film. Production Company represents, warrants and covenants that, to the best of its knowledge, except to the extent based on actual events and people who have provided signed releases assigning all rights to the Production Company it being understood that it is condition precedent of this Agreement that such signed releases have been obtained by the Production Company, the underlying story and Screenplay are original, will not infringe on the rights of any third party(ies) and shall not expose the Financier to the civil or criminal liability , or would be deemed libelous to any third party(ies). The parties undertake to obtain Standard Errors and Omissions Insurance in an amount no less than $l,OOO,OOO.OOU.S.
per incident
and $3,000,000.00U.S. in the aggregate for the film, and Production Company and Financier shall each be named and covered under such policy for a term of three years.

     d. Indemnity by Production Company. Production Company shall
        -------------------------------
indemnify and hold harmless Financier and its respective affiliates, successors, licensees or assigns, and the members, managers, officers, directors, employees and agents of all of the foregoing ("Indemnitees"), from and against any and all claims, demands, suits, losses, costs, expenses (including without limitation reasonable attorneys' fees), damages, or recoveries (including without limitation any amount paid in settlement) suffered, made, incurred or assumed by the Indemnitees by reason of the breach of any warranty, representation or agreement made or entered into herein or hereunder by Production Company.

     e. Indemnity by Financier. Financier shall indemnify and hold
        ----------------------
harmless Production Company and its respective affiliates, successors, licensees, or assigns, and members, manager, officers, directors, employees and agents of all of the foregoing ("Indemnitees") from and against any and all claims, demands, suits, losses, costs, expenses (including without limitation reasonable attorneys' fees), suffered, made, incurred or assumed by the Indemnitees by reason of the breach of any warranty , representation or agreement made or entered into herein or hereunder by Financier.

8. DELIVERY ITEMS.
   --------------

     a. Delivery Requirements. Without limitation, the Film as
        ---------------------
delivered hereunder shall include all materials, items and elements (the "Delivery Material") as required by any distributor or sales agent and customarily provided for the effective marketing and showing of a film worldwide appended herewith at SCHEDULE D.

9. TAX CREDITS.
   -----------

    a. The parties acknowledge and agree that, subject to satisfying any and all eligibility requirements, Production Company shall use its best efforts to submit an application for and, claim, for the benefit of both parties, if applicable and desirable, tax credits and all other credit or other benefits including but not limited to government subsidies in connection with the Film. In accordance with the relevant tax credit and subsidy guidelines, Financier shall, if so requested, assist the Production Company to apply to the relevant authorities to have the Film certified as an accredited and/or eligible production as applicable.
Financier will provide to the Production Company any documentation required for accreditation and/or certification of the Film or parts thereof. Any Tax Credits or other sums described above shall be part of the Approved Budget and Dived equally between Financier and Production Company.

10. DISTRIBUTION. Production Company shall arrange for the
    ------------
distribution of the Film during the first five years from first public showing. In doing so, all agreements for the distribution or licensing of the Film shall be submitted to Financier for mutual approval with Production Company. Within 12 (twelve) weeks after the last day of post-production of the Film n accordance with the Approved Shooting Schedule, the Production Company will arrange for the first distribution and/or sales agency agreement in respect of the Film to be executed. The production Company undertakes warrants and covenants to arrange for the first theatrical public showing of the Film to take place in the territory of USA at the latest by September 2005. All proceeds from the distribution of the Film as aforesaid shall be paid to a segregated account administered by a mutually approved attorney, bank or collection agent (the "Collection Agent"). The Collection Agent, if any, shall be instructed that all gross receipts derived from the exploitation of the Film as aforesaid and its allied and ancillary rights, including but not limited to merchandising publication and sound track rights, in all media, throughout the world, in perpetuity ("Gross Receipts"), shall be paid out in the following order of priority:

     a. First, to pay the fee of the Collection Agent if any.

     b. Second, to pay the costs and fees of the party responsible for obtaining and negotiating agreements which generated such Gross
Receipts, such fee not to exceed Fifteen Percent (15%) of the gross receipts to said party.

     c. Third, to repay to the Financier an amount equal to the amount paid to the Production ---Company in relation to its investment in the Film in accordance with the Approved Budget and Approved
Cash Flow.

     d. Thereafter all further Gross Receipts, net of expenses set forth in (a) and (b) shall be payable 50% to Financier, and 50% to Production Company. Production Company shall be responsible, out if its 50 i.e. 5 share of Net Profits, to pay all third party shares of Net Profits (whether Contingent Deferments or otherwise as approved in accordance with the Approved Budget and the Completion guarantor (if any). Financier's 50% share of Net Profits shall not be reduced for this or any other purpose.

11. GENERAL PROVISION.
    -----------------

     a. Waiver. No waiver by any party hereto of any term of
        ------
condition of this Agreement shall be deemed or construed to be a waiver of such term or condition of the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right undertaking, obligation or agreement of either party.

     b. Binding Effect of Agreement. This Agreement, and all rights
        ---------------------------
and obligation hereunder, shall be binding on and inure to the benefit or the parties hereto and their respective heirs, executors, legal and personal representatives, successors, licenses and assigns.

     c. Further Acts. Each of the Production Company and Financier
        ------------
agreed to perform any further acts and execute, acknowledge and deliver any other instruments or documents that may be reasonable necessary or desirable to evidence, effectuate, confirm or carry out any of the provisions of this Agreement.

     d. Notices. All notices, statements and other documents which any
        -------
party is required or desires to give to any other party hereunder shall be given in writing and shall be served in person, by express mail, by certified mail, by overnight delivery, or by electronic transfer (e.g. telecopier) at the respective addresses of the parties first set forth above or at such other addresses as may be designated in writing by such party in accordance with the terms of this paragraph. They shall be deemed to have been received by the party to whom it is directed, when delivered or if by express mail, four (4) business days after the mailing thereof.

Copies of all notices shall be sent to:

Financier                              Production Company
---------                              ------------------

Wigram, Inc.                           Red Giants Productions, Inc.
                                       5670 Wilshire Boulevard Suite 1690
                                       Los Angeles, CA 90036
                                       Tel No.: (323) 904-5200
                                       Fax No.: (323) 904-5201

     e. Captions. The captions of paragraphs contained in this
        --------
Agreement are for reference only and are not to be construed in any way as part of this Agreement.

     f. No Injunction. In the event of a breach of any of the
        -------------
provisions of this Agreement by either party, the sole remedy available to either party shall be an action at law for damages. In no event shall either party have the right to injunctive or other equitable relief or to enjoin, restrain or otherwise interfere with the other's productions, distribution, exhibition or generally exploitation of any other film or films.

     g. Entire Agreement. Except as expressly set forth herein, this
        ----------------
Agreement is the sole and entire agreement between the parties hereto with respect to the Film and supersedes all prior representations, negotiations, promises, understanding or agreements, whether oral or written, between the parties with respect to the subject matter hereof.

     h. Modification. No amendment or modification of this
        ------------
Agreement or of any covenant, condition, or limitation herein
contained shall be valid unless    in writing and duly executed
by the party to be charged herewith.

     i. Governing law. This Agreement shall be governed by and
        -------------
construed in accordance with the laws of Los Angeles, California,
U.S.A., without     reference to conflicts of laws principles.
The parties herein agree that any controversy or claim arising
out of this Agreement or any breach thereof, shall     be
adjudicated in the Courts in Los Angeles, California, U.S.A., and such Courts shall have exclusive venue and jurisdiction thereof.

     j. Attorneys' Fees. In any action between the parties
        ---------------
relating to this Agreement, the enforcement of any of its terms
or to any other contract relating to    the subject matter of
this Agreement, the prevailing party shall, in addition to any award of damage or other remedy, be entitled to reasonable attorney's fees, costs and expenses as may be awarded by the Court.

     k. Conflicts. Nothing contained in this Agreement shall be
        ---------
construed so as to require the commission of any act contrary to
the law; and wherever there   is a conflict between any provision
of this Agreement and any statue, law, ordinance, rule, order or regulation, the latter shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

     l. Counterparts. This Agreement may be executed in one or
        ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. GUARANTOR.
    ---------

     a. In consideration of the Financier entering into this Agreement to provide financing for the Film, the Guarantor hereby
guarantees to the Financier the    performance of this Agreement
by the Production Company and hereby indemnifies the Financier against all costs, claims, liabilities incurred by the Financier arising out of the breach of the Agreement by the Production Company.

IN WITNESS WHEREOF, the parties to this Agreement executed this Agreement as of the day and year first above written.

WIGRAM INC.                           RED GIANTS PRODUCITONS, INC.


By: /s/Alexei Golubovich              By: /s/John Daly
   ------------------------------        ------------------------------
   Signed as a Deed by                   Signed by John Daly
   Alexei Golubovich


In the presence of:                   In the presence of:


---------------------------------     ---------------------------------


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